UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2006

ClearOne Communications, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

000-17219	87-0398877
(Commission File Number)	(I.R.S. employer identification number)

1825 Research Way, Salt Lake City, Utah	84119
(Address of principal executive offices)	(Zip Code)

(801) 975-7200
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 30, 2006, ClearOne Communications, Inc. (the “Company”) issued a press release attached hereto as Exhibit 99.1 and incorporated by reference. In the press release, the Company announced that its Board of Directors had authorized a tender offer to repurchase up to 2,353,000 of its shares at a price of $4.25 per share. The tender offer will commence on or about November 6, 2006 and expire 20 business days thereafter, unless extended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Title of Document	Location
99.1	Press Release dated October 30, 2006 captioned “ClearOne Offers to Repurchase up to 2.4 Million Shares, at $4.25 per share, Representing 19% of Shares Outstanding.”	This Filing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE COMMUNICATIONS, INC.

Date: October 30, 2006	By:	/s/ Greg A. LeClaire
Greg A. LeClaire
Vice President of Finance

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